EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT

ARCHER DANIELS MIDLAND COMPANY

June 30, 2004

Following is a list of the Registrant's subsidiaries showing the percentage of voting securities owned:

	Organized Under Laws of	Ownership

ADM Milling Company (A)	United States	100
ADM Worldwide Holdings LP (B)	Cayman Islands	100
ADM Europe BV (C)	Netherlands	100
ADM Canadian Holdings BV (D)	Netherlands	100
ADM Agri-Industries Company (E)	Canada	100
ADM International Ltd. (F)	United Kingdom	100
ADM Ireland Holdings Ltd. (G)	Ireland	100
ADM Ringaskiddy Unlimited Liability Co. (H)	Ireland	100
ADM German Holdings BV (I)	Netherlands	100
ADM European Management Holding GmbH & Co. KG (J)	Germany	100
ADM Beteiligungs Gesellschaft GmbH (K)	Germany	100

(A) ADM Milling Company owns seventeen subsidiary companies whose names have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(B) ADM Worldwide Holdings LP owns ADM Europe BV and thirteen subsidiary companies whose names have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(C) ADM Europe BV owns ADM Canadian Holdings BV, ADM International Ltd., and ADM Ireland Holdings Ltd. and forty-eight subsidiary companies whose names have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(D) ADM Canadian Holdings BV has one subsidiary company, ADM Agri-Industries Company.

(E) ADM Agri-Industries Company has fourteen subsidiary companies whose names have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(F) ADM International Ltd. has fifty-three subsidiary companies whose names have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(G) ADM Ireland Holdings Ltd. has one subsidiary company, ADM Ringaskiddy Unlimited Liability Co.

(H) ADM Ringaskiddy Unlimited Liability Co. owns one subsidiary company, ADM German Holdings BV.

(I) ADM German Holdings BV owns one subsidiary company, ADM European Management Holding GmbH & Co. KG.

(J) ADM European Management Holding GmbH & Co. KG owns ADM Beteiligungs Gesellschaft GmbH and sixteen subsidiary companies whose names have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(K) ADM Beteiligungs Gesellschaft GmbH owns twenty-seven subsidiary companies whose names have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

The names of sixty domestic subsidiaries and forty-five international subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.